Exhibit 99.1

Jim Sullivan, CFO MoSys, Inc. +1 (408) 731-1800 jsullivan@mosys.com	Beverly Twing, Sr. Acct. Manager Shelton Group, Investor Relations +1 (972) 239-5119 ext. 126 btwing@sheltongroup.com

MOSYS ACQUIRES PRISM CIRCUITS, INC.

Acquisition Adds Complementary High Speed Interface IP Business

Sunnyvale, CA — June 6, 2009 — MoSys, Inc. (NASDAQ: MOSY), a leading provider of high-density system-on-chip (SoC) memory intellectual property (IP), today announced the acquisition of substantially all of the assets and business of privately held Prism Circuits, Inc., a profitable supplier of high data rate parallel and serial interface (I/O) IP.

The acquisition is expected to result in the following benefits:

•                  Expand MoSys’ product portfolio and addressable markets with the addition of highly valued and differentiated IP

•                  Accelerate the growth opportunity for MoSys’ 1T-SRAM IP in the networking and communications markets and provide stronger customer synergies

•                  Increase revenue and generate positive cash flow for the second half of 2009 and 2010

•                  Add a world-class team of engineers, including a highly talented, cost-efficient engineering design center in India

Founded in 2006 and based in Santa Clara, California, Prism Circuits specializes in silicon-proven, low-power, serial interface IP cores (SerDes) with data rates running at 10 gigabits per second and above, and IP cores for DDR 3 and DDR 2 parallel interfaces.   Prism Circuits has established customer relationships with tier one companies such as Fujitsu, Microsoft and Juniper, as well as strong foundry relationships with Fujitsu and TSMC, which MoSys expects to build on and improve.

“This acquisition is a major step towards driving growth and achieving our vision of becoming a world class provider of differentiated, high value IP for SoC designers,” commented Len Perham, MoSys’ President and CEO.  “Acquiring Prism Circuit’s high speed SerDes and DDR interface IP significantly expands our market opportunity, fuels the expansion of our core 1T-SRAM business into packet processing applications in the networking and communications markets and brings us a talented engineering team.  The synergistic combination of our differentiated, embedded memory IP with the high-speed interface IP from Prism Circuits will allow us to bring an even more compelling value proposition to our customers and partners.”

“When I founded Prism Circuits in 2006, my goal was to build a company based on a foundation of an incredibly talented team of engineers and very differentiated, high data rate serial and parallel interface IP. I am proud of what the Prism Circuits team has accomplished in creating great technology and building successful customer relationships with leading companies such as Fujitsu and Microsoft. I am very excited about joining forces with MoSys to take our team and technology to the next level,” commented Sundari Mitra, CEO of Prism Circuits.  “Becoming part of an established public company enables us to leverage MoSys’ global resources and sales channels to further the expansion of our interface IP business. Our combined teams and technology will create exciting growth opportunities for MoSys and our employees, while at the same time allowing us to provide a vastly wider array of solutions to our customers’ future systems designs.”

Under the terms of the agreement, MoSys paid approximately $13.5 million at the closing, and potentially will pay an additional earn-out amount of up to $6.5 million after the first anniversary of the closing date, subject to the attainment of specified milestones during the initial 12-month post-acquisition period. MoSys has not assumed any Prism stock options or employee equity incentive awards but has agreed to grant  up to a maximum of 3.7 million  shares of MoSys common stock under stock options or restricted stock units (RSUs) to 25 newly hired former Prism Circuits employees (with one RSU share equated to three option shares for this purpose). The stock options and restricted stock units will be granted as inducements material to the employment of these new employees in accordance with NASDAQ Marketplace Rule 5635(c)(4).

Conference Call and Slide Presentation Information

MoSys and Prism Circuits will hold a conference call, which will be broadcast live over the Internet with a slide presentation. The conference call can be accessed by all interested parties on the Investor section of MoSys’ website at http://www.mosys.com. On the call, Len Perham, MoSys’ President and CEO, James Sullivan, MoSys’ CFO, and Sundari Mitra, Prism Circuit’s CEO, will discuss the acquisition. Investors and analysts are invited to participate on the call.

To listen to the live call, please go to the Investor section of the MoSys website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

When:	Tuesday, June 9, 2009
Time:	8:30 a.m. ET / 5:30 a.m. PT
Dial in:	866-543-6405
Participant Code:	72484303
Live Webcast:	http://www.mosys.com/Investors/Investors-Overview.aspx

For those unable to participate during the live broadcast, a replay will be available shortly after the call and will be available on MoSys’ website for approximately 3 days. The replay number is 888-286-8010 with a pass code of 33878779. International callers should dial 617-801-6888 and enter the same pass code at the prompt.

Forward-Looking Statements

This press release may contain “forward-looking statements” about MoSys, including, without limitation, expected benefits and costs of the acquisition of Prism Circuits, benefits and performance expected from use of MoSys’ embedded memory technologies, MoSys’ execution and results, improving operational efficiencies, projections of earnings, revenues, costs, expenses, margins or other financial terms, growth of the business and our market and future business prospects, strategies, objectives or market penetration and any statements of expectation or belief.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to:

•                  the potential impact the acquisition of Prism Circuits will have on MoSys;

•                  customer acceptance of MoSys’ embedded memory proprietary technologies and recently acquired interface IP;

•                  difficulties in integrating the operations of the newly acquired Prism Circuits business and achieving strategic objectives;

•                  difficulties in retaining the newly hired employees from Prism Circuits;

•                  customer loss and business disruption of the combined business;

•                  difficulties and delays in the further development, production, testing and marketing of acquired technologies;

•                  the level of intellectual property protection provided by MoSys’ patents;

•                  the expenses and other consequences of litigation, including intellectual property infringement litigation, to which MoSys may be or may become a party from time to time;

•                  the vigor and growth of markets served by licensees and customers and of the operations of MoSys and Prism Circuits;

•                  the short operating history of Prism Circuits prior to the acquisition by MoSys;

•                  the lack of experience in conducting and operating the newly acquired technologies and operations of Prism Circuits in combination with the historical proprietary technologies and operations of MoSys;

and other risks identified in MoSys’ most recent reports on forms 10Q and 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission.  MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Prism Circuits, Inc.

Prism Circuits, Inc. is a leading supplier of high quality parallel and serial interconnect IP. Prism Circuit’s silicon proven portfolio includes DDR3/2 Combo PHYs as well as SerDes IP that support datarates from SGMII (1.25Gbps) to CEI-11 (11.3Gbps). These also include XAUI (3.125Gbps and 6.25Gbps), USB 3.0 (5Gbps), PCI Express Gen1 (2.5Gbps) and Gen2 (5.0Gbps), SATA I, II, and III, and 10G KR. More information is available on Prism Circuit’s website at http://www.prismcircuits.com

About MoSys, Inc.

Founded in 1991, MoSys  develops, markets and licenses innovative embedded memory intellectual property (IP) technologies for advanced systems-on-chips (SoCs) used in a variety of home entertainment, mobile consumer, networking and storage applications. MoSys’ patented 1T-SRAM and 1T-FLASH technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. MoSys’ embedded memory IP has been included in more than 175 million devices demonstrating silicon-proven manufacturability in a wide range of processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys’ website at http://www.mosys.com.

MoSys and 1T-SRAM are registered trademarks of MoSys, Inc. 1T-FLASH(TM) is a trademark of MoSys, Inc.